PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS

     This Purchase and Sale Agreement and Escrow Instructions ("Agreement") is made and effective as of August 8, 2003 ("Effective Date"), by and between Valence Technology Nevada, Inc., a Nevada corporation ("Seller") and Mars Partners, a Texas limited partnership or ASSIGNS ("Buyer") and First American Title Company of Nevada, 3960 Howard Hughes Pkwy, Suite 360, Las Vegas, Nevada 89109 Attn: Carol Dvorak ("Escrow Holder") based on the following:

                                R E C I T A L S:

     A. Seller owns that certain improved real property, fixtures and tangible and intangible personal property comprising the Property (collectively, as more fully described in Paragraph 1, the "Property") located in the City of Henderson, State of Nevada, known as 301 Conestoga Way (Assessor's Parcel Number 179-34-104-001); and

     B. Seller desires to sell and Buyer desires to purchase the Property on the terms and conditions set forth herein; and

     C. At Close of Escrow (as defined herein), Buyer and Seller will enter into a Lease Agreement whereby Buyer, as lessor, will lease to Seller, as lessee, the Property.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the other documents referred to herein relating to the purchase and sale of the Property, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

     1. PURCHASE AND SALE OF PROPERTY. In consideration of the Purchase Price (hereinafter defined in Paragraph 2) and subject to the terms and conditions hereinafter set forth, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the following property (collectively, the "Property") as follows:

          (a) The real property located in Henderson County, Nevada, being more fully described on EXHIBIT "A" attached hereto and made a part hereof for all purposes (the "Land"), together with all and singular the rights and appurtenances pertaining to the Land, including, without limitation, any and all mineral interests and riparian rights, adjacent roads, streets, alleys, easements, strips and gores, and rights-of-way to, from or adjacent to the Land, all rights of ingress and egress thereto (collectively, the "Appurtenant Rights");

          (b) Any and all buildings, structures and improvements situated, erected or constructed upon the Land (collectively, the "Improvements");

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          (c) Any and all mechanical systems and fixtures placed or installed on or about the Land or the Improvements and used as a part of or in connection with the Property, including, without limitation, de-humidifiers and HVAC equipment associated with "clean" and "dry" rooms, signs, carpeting, all heating, lighting, plumbing, water, sewer, ventilating, exhaust, electrical, gas, refrigeration, air-conditioning, fire protection, communications (excluding Seller's the telephone system), security and life/safety fixtures, equipment and systems; all water heaters, furnaces, heating controls, motors and boiler pressure systems and equipment; all incinerating, disposal, cleaning, maintenance, janitorial and landscaping equipment; all fuels and all appliances; and all existing surveys and blueprints, as all of the foregoing may be located in, on, about or used in connection with the Land or the Improvements; but only to the extent such items are owned by Seller, are in Seller's possession or control, and are transferable (collectively, the "Personal Property");

          (d) All right, title and interest of Seller, if any, in and to (i) any and all assignable warranties, guarantees and bonds, express or implied (the "Warranties and Guaranties") issued to Seller in connection with the Land, Improvements or the Personal Property; and (ii) all certificates, permits (excluding any and all air pollution control permits issued to Seller), licenses, authorizations and approvals relating or pertaining to the Land, Improvements and Personal Property, to the extent the same are assignable (collectively, the "Permits"); to the extent same are transferable (collectively, the "Intangibles").

     2. PURCHASE PRICE. The purchase price for the Property is Two Million Seven Hundred Fifty Thousand and no/100ths Dollars ($2,750,000.00) ("Purchase Price"). The Purchase Price shall be paid as follows:

          (a) DEPOSIT. Within one (1) calendar day following the Effective Date, Buyer shall deposit with Escrow Holder the sum of Four Hundred Thousand and no/100ths Dollars ($400,000.00), which Escrow Holder shall hold in an interest-bearing account, with all interest credited to Buyer (the $400,000.00 and accrued interest are collectively, the "Deposit"). Unless this Agreement is terminated as herein provided, the Deposit shall be applied to the Purchase Price at the Close of Escrow.

          (b) PURCHASE PRICE BALANCE. On or before the Closing Date (as defined in Section 3(b) hereof), Buyer shall deposit into Escrow, in immediately available funds, the balance of the Purchase Price ("Purchase Price Balance"), together with Buyer's Closing Costs (as defined in Section 12), net of any interest accrued on the Deposit for the Close of Escrow of the Property.



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     3. ESCROW.

          (a) ESCROW INSTRUCTIONS. The purchase and sale of the Property shall be consummated through an escrow (the "Escrow") to be established at the offices of Escrow Holder. Within two (2) days following the Effective Date, the Seller and Buyer agree to open an Escrow and deliver to Escrow Holder a fully executed copy of this Agreement, which shall constitute Escrow Holder's instructions. Seller and Buyer agree to execute and deliver to Escrow Holder such additional and supplemental instructions as Escrow Holder may require in order to clarify Escrow Holder's duties under this Agreement; provided, however, that in the event of any conflict or inconsistency between this Agreement and any instructions delivered to Escrow Holder, the terms of this Agreement shall govern the duties of Escrow Holder and the rights and obligations of Seller and Buyer.

          (b) DEFINITION OF CLOSE OF ESCROW. For purposes of this Agreement, the term "Close of Escrow" with respect to the Property shall mean the time when Escrow Holder shall have recorded for the Property all of the instruments to be recorded as set forth in Section 10(a) below.

          (c) CLOSE OF ESCROW FOR PROPERTY. Unless the parties otherwise mutually agree in writing, the Close of Escrow for the Property (the "Closing Date") shall occur on or before September 20, 2003.

     4. CONDITION OF TITLE.

          (a) PERMITTED EXCEPTIONS. Seller shall convey to Buyer good and marketable fee simple title to the Land subject only to the Permitted Exceptions.

          (b) TITLE INSURANCE POLICY. At Close of Escrow, and as a condition thereto, Escrow Holder shall cause to be issued to Buyer an ALTA owner's policy of title insurance (the "Title Policy") as to the Land, with policy coverage in the amount of the Purchase Price, subject only to the Permitted Exceptions.

     5. BUYER'S CONTINGENCIES.

          (a) TITLE CONTINGENCY. Within ten (10) days following the Effective Date of this Agreement, Seller shall cause to be delivered to Buyer a preliminary title report on the Property ("Title Report"), together with copies of all exceptions thereon and a copy of Seller's existing as-built Survey (herein so called). Buyer shall have fifteen (15) days after receipt of the Title Report, exception documents and the Survey (the "Objection Period") in which to approve or disapprove of or object to, any items or matters whether or not disclosed therein. If, during the Objection Period, Buyer shall fail to give written notice to Seller of any such item(s) or matter(s) to which Buyer objects, Buyer shall have waived its rights to object to any such items or matters. Those items or matters to which Buyer has not objected (or waived, as hereinafter provided) shall be referred to individually as a "Permitted Exception" and collectively as the "Permitted Exceptions." If Buyer shall object to any such items or matters during such Objection Period, then Seller, during the ten (10) day period (the "Cure Period") immediately thereafter may (a) cure or correct such objections to


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Buyer's reasonable satisfaction, but without any obligation to do so (save and except any liens encumbering the Property, which Seller shall cause to be released, both in fact and of record, prior to or at Closing whether or not Buyer objects to same hereunder), or (b) deliver written notice (the "Cure Response") to Buyer as to which objections Seller will and/or will not cure prior to or at Closing. If Seller shall fail during the Cure Period to cure or correct any of Buyer's objections or to commit to do so in the written Cure Response, then Buyer may, at any time prior to the period expiring on the later to occur of (i) ten (10) days after the expiration of the Cure Period, or (ii) the expiration of the inspection contingencies set forth in subparagraph (b), elect to terminate this Agreement by delivering written notice thereof to Seller, whereupon the Deposit shall be returned to Buyer, and, upon such return, Buyer and Seller shall have no further obligations hereunder. In the event that Buyer does not timely elect to terminate this Agreement in accordance with the previous sentence, each item or matter to which Buyer has objected and which Seller has not cured or committed in writing to cure at or prior to Closing Date shall be waived by Buyer and shall constitute an additional Permitted Exception. This contingency is for the benefit of Buyer and may, therefore, be waived in part or all by Buyer.

          (b) Purchaser may object to (i) new matters appearing on any update to the Survey and (ii) to lien matters pertaining to Seller, that appear prior to Closing on any revised Commitment (an "Intervening Matter"), and if Seller fails or refuses to cure or commit to cure such Intervening Matter in writing within three (3) business days of Seller's receipt of Purchaser's written objection to same, then Purchaser may elect to terminate this Contract by delivering written notice thereof to Seller, whereupon all of the Earnest Money shall be returned to Purchaser and the parties hereto shall have no further rights, obligations or liabilities one to the other hereunder. In the event that Purchaser does not timely elect to terminate this Contract in accordance with the immediately preceding sentence, the Intervening Matter to which Purchaser has objected and which Seller has not cured or committed in writing to cure shall be waived by Purchaser and shall constitute an additional Permitted Exception. For purposes of cure of an Intervening Matter, the word "cure" shall mean, that such Intervening Matter shall not appear as an exception in the Deed (defined in Paragraph 9 below) or in the Title Policy, whether or not such Intervening Matter is actually released.

          (c) INSPECTION CONTINGENCY.

               (i) ENVIRONMENTAL DOCUMENTS. Within ten (10) days after the Effective Date, Seller will provide to Buyer a Phase I Environmental Survey and any other environmental reports and tests in Seller's possession or under Seller's control ("Environmental Documents").

               (ii) ENVIRONMENTAL REVIEW. Buyer shall have thirty-five (35) days following the Effective Date to review the Environmental Documents and to notify Seller in writing whether Buyer disapproves the same. If Buyer fails to disapprove the same, this contingency shall be deemed satisfied and removed. If Buyer notifies Seller of its disapproval of any item within such 35 day period and Seller does not agree to cure Buyer's objection within ten (10) days after receipt of such disapproval ("Seller's Cure Period") then Buyer may elect to waive such disapproval or terminate this Agreement by so notifying


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Seller in writing within five (5) days after the expiration of Seller's Cure
Period. If Buyer elects to terminate this Agreement, the Deposit shall be returned to Buyer, and, upon such return, Buyer and Seller shall have no further obligations hereunder. This contingency is for the benefit of Buyer and may, therefore, be waived in whole or in part by Buyer.

               (iii) BUYER'S ACCESS/INSPECTION RIGHTS. Seller warrants that Buyer and its agents will have access to the Property, upon reasonable notice from Buyer, for the purpose of conducting a physical inspection of the Property. Buyer shall have thirty-five (35) days following the Effective Date to inspect all physical conditions of the Property, including but not limited to all improvements, roof, structural and soils thereon, and to notify Seller in writing whether Buyer disapproves or accepts the same. If Buyer notifies Seller of its disapproval of any item within such thirty-five (35) day period and Seller does not agree to cure Buyer's objection within Seller's Cure Period, then Buyer may elect to waive such disapproval and accept the Property or terminate this Agreement by so notifying Seller within five (5) days after the expiration of Seller's Cure Period set forth in subparagraph (ii) above. If Buyer elects to terminate this Agreement or fails to deliver written notice of its acceptance within said five (5) day period, this Agreement shall automatically terminate, the Deposit shall be returned to Buyer, and, upon such return, Buyer and Seller shall have no further obligations hereunder.

     6. BUYER'S CONDITIONS PRECEDENT. Buyer's obligations hereunder shall be expressly conditioned upon the occurrence of, as conditions precedent to Buyer's obligation to proceed with close of Escrow, the following conditions precedent ("Buyer's Conditions Precedent"):

          (a) TITLE POLICY COMMITMENT. Escrow Holder's commitment to issue the Title Policy at the Close of Escrow, subject only to the Permitted Exceptions;

          (b) ACCURACY OF SELLER'S REPRESENTATIONS AND WARRANTIES. Seller's representations and warranties in this Agreement being correct as of the date of this Agreement and as of the Close of Escrow in all material respects;

          (c) NO CHANGES TO CONDITION OF PROPERTY. No material change to the Property shall have occurred after the date of this Agreement and prior to the Close of Escrow without the prior written consent of Buyer, except as may be specifically provided for herein; and

          (d) SELLER'S OBLIGATIONS. Seller performing of all of the obligations it is required to perform pursuant to this Agreement.

The Buyer's Conditions Precedent are for the benefit of Buyer and may be waived in whole or in part by Buyer, provided Buyer's waiver shall in no way reduce the Purchase Price. In the event any Buyer's Conditions Precedent do not occur and Buyer does not waive the same in writing, then the Deposit shall be returned to Buyer and, upon such return, neither party shall have any further obligations hereunder.


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     7. SELLER'S CONDITIONS PRECEDENT. Seller's obligations hereunder shall be expressly conditioned upon the occurrence of, as conditions precedent to Seller's obligation to proceed with close of Escrow, the following conditions precedent ("Seller's Conditions Precedent"):

          (a) LEASE AGREEMENT. The execution and delivery by Buyer into Escrow of a Lease Agreement between Buyer, as Lessor and Seller, as Lessee, in substantially the form attached hereto as EXHIBIT "B" ("Lease Agreement").

          (b) ACCURACY OF BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer's representations and warranties in this Agreement being correct as of the date of this Agreement and as of the Close of Escrow in all material respects.

          (c) BUYER'S OBLIGATIONS. Buyer performing all of the obligations it is required to perform pursuant to this Agreement.

The Seller's Conditions Precedent are for the benefit of Seller and may be waived in whole or in part by Seller, provided Seller's waiver shall in no way reduce the Purchase Price. In the event that any of Seller's Conditions Precedent do not occur and Seller does not waive the same in writing, then the Deposit shall be delivered to Seller and, upon such delivery, neither party shall have any further obligations hereunder.

     8. BUYER'S DELIVERIES. Buyer shall deliver into Escrow, the following described funds and documents:

          (a) FUNDS. Immediately available funds in the amount of the Purchase Price Balance, at least one (1) business day prior to the applicable Closing Date.

          (b) LEASE AGREEMENT. The Lease Agreement.

          (c) ADDITIONAL DOCUMENTS. Such other documents as may reasonably be required to complete the Closing.

In addition to all other conditions precedent to Close of Escrow set forth in this Agreement, the above-described deliveries by Buyer and the absence of a Buyer Event of Default (as defined in Section 15(a) hereof) shall constitute conditions precedent to the obligation of Seller to close the Escrow, and may be waived only by a written waiver executed by Seller and delivered to Escrow Holder.

     9. SELLER'S DELIVERIES. Seller shall deliver into the Escrow on or before the Closing Date, the following:

          (a) THE DEED. A grant, bargain and sale deed in form acceptable to Buyer (the "Deed"), executed by Seller (or its successor in title) and acknowledged, conveying title to the Property to Buyer.


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          (b) SELLER'S IRS SECTION 1445 AFFIDAVIT. An affidavit executed in satisfaction of the requirements of Section 1445 of the United States Internal Revenue Code.

          (c) SELLER'S CHARGES. If the funds deposited with Escrow Holder by Buyer are insufficient to (i) discharge all record encumbrances other than those which are Permitted Exceptions and (ii) pay the charges to Seller under Section 11 of this Agreement entitled "Prorations, Credits and Costs", Seller shall deliver to Escrow Holder sufficient funds and instruments to discharge and pay such encumbrances and charges.

          (d) ADDITIONAL DOCUMENTS. Such other documents as may reasonably be required to complete the Closing.

In addition to all other conditions precedent to Close of Escrow set forth in this Agreement, the above-described deliveries by Seller and the absence of a Seller Event of Default (as defined in Section 15(b) hereof) shall constitute conditions precedent to the obligation of Buyer to close the Escrow, and may be waived only by a written waiver executed by Buyer and delivered to Escrow Holder.

     10. CLOSINGS; ESCROW CANCELLATION.

          (a) CONDITIONS TO CLOSING. Escrow Holder shall close Escrow on or before the Closing Date by (i) filing for record the Deed (and such other documents as are required to be recorded at the Close of Escrow pursuant to the terms hereof); and (ii) delivering funds and documents to the parties as appropriate WHEN AND ONLY WHEN each of the following conditions has been satisfied:

               (i) DELIVERIES. All funds and/or documents described in Section 8, Section 9 and Section 12 for such Closing have been delivered to Escrow Holder.

               (ii) CLOSING STATEMENT. Escrow Holder shall have delivered to the parties and the parties shall have approved a proposed closing statement.

               (iii) TITLE POLICY. Escrow Holder is prepared to issue the Title Policy, insuring that fee simple title to the Land vests in Buyer subject only to (i) standard printed form exclusions from coverage of such policy of title insurance, (ii) general and special real estate taxes which are, as of Close of Escrow, not delinquent, and (iii) the Permitted Exceptions.

               (iv) OTHER CONDITIONS PRECEDENT. All other Conditions Precedent hereunder have been fully satisfied.

          (b) BUYER'S TERMINATION NOTICE. In the event that Buyer desires to terminate this Agreement in accordance with the terms of this Agreement, Buyer shall notify Seller and Escrow Holder in writing. Buyer's notice to Seller and Escrow Holder of its termination of this Agreement shall terminate this Agreement, and in such event the Deposit shall be refunded to Buyer within


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three (3) business days after Buyer's notification of Buyer's termination to
Escrow Holder and Seller without requiring any consent or approval or any other confirmation from Seller that Buyer is entitled to a return of the Deposit, and neither party shall have any further rights or obligations hereunder. If Buyer so determines not to proceed with the purchase of the Property, Buyer shall (a) pay Escrow Holder's escrow cancellation fee and any additional fees charged by Escrow Holder, if any; and (b) return to Seller all Environmental Documents and other documents which Buyer has obtained in connection with Buyer's investigation of the Property within three (3) business days after such determination not to proceed.

     11. PRORATIONS, CREDITS AND COSTS.

          (a) PRORATIONS. Escrow Holder shall prorate to the Closing Date on the basis of a 30-day month, the following:

               (i) TAXES. General and special real estate taxes based on the regular tax bill for the fiscal year in which the Escrow closes (or, if such tax bill has not been issued as of the Closing Date, the regular tax bill for the fiscal year preceding that in which the Escrow closes).

               (ii) OTHER ITEMS. All other items customarily prorated between a seller and buyer of real property at Close of Escrow.

     12. CLOSING COSTS.

          (a) COSTS TO BE PAID BY SELLER. Seller shall pay the following costs ("Seller's Closing Costs"):

               (i) The premium for a CLTA standard coverage title policy with a limit of liability equal to that of the Buyer's title policy.

               (ii) The real property transfer tax imposed pursuant to NRS Chapter 375.

               (iii) Fees for recording the documents described in this Agreement, which are to be recorded at such Closing.

               (iv) One-half (1/2) of the escrow fee charged by Escrow Holder.

               (v) Fifty Thousand Dollars and 00/100ths ($50,000.00), representing one-half (1/2) of the real estate commission to be paid to Tower Realty Group.

          (b) COSTS TO BE PAID BY BUYER. Buyer shall pay the following costs ("Buyer's Closing Costs"):

               (i) The difference in cost between the ALTA title policy premium for the Title Policy described in Section 4(b) hereof and the premium for a CLTA standard coverage


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owner's title policy with the same coverage amount, and the cost of any endorsements requested by Buyer.

               (ii) One-half (1/2) of the escrow fee charged by Escrow Holder.

               (iii) Fifty Thousand Dollars and 00/100ths ($50,000.00), representing one-half (1/2) of the real estate commission to be paid to Tower Realty Group.

     13. REPRESENTATIONS AND WARRANTIES.

          (a) REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents, warrants to and covenants with Buyer that the following matters are true and correct as of the Effective Date and will also be true and correct as of the Closing Date:

               (i) GOOD STANDING. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada.

               (ii) AUTHORIZATION AND VALIDITY. This Agreement is, and all the documents executed by Seller which are to be delivered to Buyer at the Closing will be, duly authorized, executed, and delivered by Seller, and are and will be legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms, and do not and will not violate any provisions of any agreement to which Seller is a party or to which it is subject.

               (iii) NO BANKRUPTCY PROCEEDINGS. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller's creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller's assets, or (iv) suffered the attachment or other judicial seizure of all or substantially all of Seller's assets.

               (iv) NON-FOREIGN PERSON. Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), and any related regulations.

               (v) HAZARDOUS MATERIALS.

                    (1) DEFINITION OF HAZARDOUS MATERIALS. For purposes of this Agreement, "Hazardous Materials" shall include, but shall not be limited to: (1) any chemical, compound, material, mixture, substance or other matter which has been defined, listed, classified or determined by any regulation, order or rule, or any proposed regulation, order or rule, promulgated by any governmental agency of appropriate jurisdiction, to constitute a hazardous substance, hazardous material, hazardous waste, extremely hazardous waste, infectious waste, toxic substance, toxic pollutant, radioactive material, flammable explosive or other designation intended to


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define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity or "EP toxicity"; and (2) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel, gasoline, diesel fuel, motor oil, ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources.

                    (2) DEFINITION OF ENVIRONMENTAL LAWS. "Environmental Laws" means any and all present and future federal, state and local laws, statutes, ordinances, regulations, policies, guidelines, decisions or orders and any other requirements of any governmental body governing the generation, storage, release, discharge, transportation, removal, remediation, reduction or disposal of hazardous or toxic materials, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (CERCLA), 42 U.S.C. ss.9601, ET SEQ., the Resource Conservation and Recovery Act, as amended (RCRA), 42 U.S.C. ss.6901, ET SEQ., the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.1801, ET SEQ., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, ET SEQ., the Toxic Substance Control Act, as amended (TSCA), 15 U.S.C. ss.9601, ET SEQ., the Endangered Species Act, as amended, the Clean Water Act, as amended, 33 U.S.C. ss.1251, ET SEQ., the Occupational Safety and Health Act, as amended, the Emergency Planning and Community Right-to-Know Act of 1986 (EPCRTKA), 42 U.S.C. ss.11001, ET SEQ., the Clean Air Act, 42 U.S.C. ss.7401, ET SEQ., the Pollution Prevention Act of 1990, 42 U.S.C. ss.13101, ET seq., the applicable provisions of Nevada Revised Statutes ("NRS") Chapters 444, 445A, 445B, 459, 590 and 618; and the Uniform Fire Code (1988 Edition), each as hereafter amended from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing.

          (b) NO HAZARDOUS MATERIALS. To Seller's actual knowledge, after due inquiry, there are no Hazardous Materials present on the Property, except in compliance with Environmental Laws, and there has not been any release or discharge of Hazardous Materials in, upon, on or below any portion of the Property, including, but not limited to, soils and groundwater in and around the Property.

          (c) NO VIOLATIONS; NO NOTICE. To Seller's actual knowledge, as of the Closing Date, the Property will not be in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene. Seller has received no notice and has no independent knowledge that there is any proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Property or the migration thereof from or to other property.

          (d) AGREEMENTS. Seller has not entered into any other agreements affecting title to the Property, except the Lease.


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          (e) NO BREACH. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will constitute a breach under any contract or agreement to which Seller is a party or by which Seller is bound or affected which affects the Property or any part thereof.

          (f) MARKETABLE TITLE. Seller has and shall convey to Buyer good, marketable and insurable fee title to the Property, subject only to the Permitted Exceptions. From and after the Effective Date, Seller shall take no action to encumber the Property with any lien, easement or other title matter without the consent of Buyer, which Buyer shall not unreasonably withhold or delay.

          (g) LITIGATION AND OTHER PROCEEDINGS. There are no judgments unsatisfied against Seller or the Property or consent decrees or injunctions to which Seller or the Property is subject, and there is no litigation, claim or proceeding pending or, to the best of Seller's knowledge and belief, threatened against or relating to Seller and Seller's ownership, operation of or title to the Property, nor does Seller know or have reasonable grounds to know of any basis for any such action or of any governmental investigation relative to Seller or the Property. Seller is not in the hands of a receiver, nor has Seller committed an act of bankruptcy, nor has an order for relief been entered with respect to Seller.

          (h) COMPLIANCE OF PROPERTY WITH ZONING AND OTHER LAWS. No notice or warning from any governmental authority with respect to any failure or alleged failure of Seller to comply with any law, regulation or order has been received by Seller nor, to the best of Seller's knowledge, is any such notice or warning proposed or threatened.

          (i) CHANGED CIRCUMSTANCES. In the event Seller obtains actual knowledge, before Closing, of any fact which is materially contrary to, or which Seller reasonably believes may materially affect, any of the representations or warranties contained herein, Seller agrees to promptly notify Buyer of that fact, in writing. On or before 5:00 p.m. Pacific Time on the third (3rd) business day after Buyer's receipt of any such notification, Buyer may elect (i) to proceed with the purchase and sale of the Property, as provided herein, or
(ii) to request that Seller cure the untrue representation prior to the Closing Date. Buyer's failure to request that Seller cure any untrue representation within the time provided for in this Section 13 shall constitute Buyer's waiver of any claim based upon such representation and Buyer's election to proceed with the purchase and sale of the Property as provided herein. On or before the third
(3rd) business day following its receipt of any request from Buyer, pursuant to this Section 13, to cure any untrue representation, Seller shall notify Buyer whether or not Seller will so cure the untrue representation. In the event Seller elects not to cure the untrue representation or fails to notify Buyer whether or not Seller will cure any such untrue representation within the time period provided by the preceding sentence, Buyer shall have until 5:00 p.m. Pacific Time on the third (3rd) business day following the expiration of the time period provided in the preceding sentence to elect to terminate this Agreement. Buyer's failure to terminate this Agreement within the specific time period provided in this Section 13 shall constitute Buyer's waiver of any claim based upon such representation and Buyer's election to waive its right to terminate this Agreement pursuant to this Section 13 and Buyer shall proceed with the purchase and sale of the Property pursuant to the terms of this Agreement. In the event that Buyer elects to


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


terminate this Agreement in accordance with this Section 13, Buyer shall provide written notice of termination to Seller and Escrow Holder upon which Escrow Holder shall promptly return the Deposit to Buyer and Buyer and Seller shall have no further rights or obligations pursuant to this Agreement except as otherwise expressly provided in this Agreement.

     14. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller that the following matters are true and correct as of the execution of this Agreement and will also be true and correct as of the Closing:

          (a) GOOD STANDING. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas and is in good standing and authorized to do business in the State of Nevada.

          (b) AUTHORIZATION AND VALIDITY. This Agreement is, and all the documents executed by Buyer which are to be delivered to Seller at the Closing will be, duly authorized, executed, and delivered by Buyer, and are and will be legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, and do not and will not violate any provisions of any agreement to which Buyer is a party or to which it is subject.

          (c) NO BANKRUPTCY PROCEEDINGS. Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer's creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Buyer's assets, or (iv) suffered the attachment or other judicial seizure of all or substantially all of Buyer's assets.

     15. DEFAULT BY SELLER OR BUYER.

          (a) SELLER'S REMEDIES. If Buyer fails to complete the purchase of the Property, or to satisfy any other material obligation of Buyer pursuant to this Agreement, and such failure constitutes a breach of this Agreement ("Buyer Event of Default"), and Seller is not in material breach of this Agreement, the parties agree that Seller may terminate this Agreement and the Deposit shall constitute liquidated damages to Seller for such breach by Buyer, and shall be the sole and exclusive remedy of Seller for any breach by Buyer. Buyer and Seller agree that the actual damages Seller will incur because of such breach are difficult to ascertain at this time and that the Deposit is a reasonable estimated amount for liquidated damages for a breach in light of the circumstances existing at the time this Agreement is entered into.

          (b) BUYER'S REMEDIES. If Seller fails to complete the sale of the Property or to satisfy any other material obligation of Seller under this Agreement, and such failure constitutes a breach of this Agreement ("Seller Event of Default"), and Buyer is not in material breach of this Agreement, Buyer's remedies shall be limited to either (a) a refund of Deposit, or (b) specific performance of the Agreement; provided however, that if specific performance is not an available remedy due to Seller's acts or omissions, then Buyer may seek to recover actual damages.

          (c) CURE PERIOD. Anything herein to the contrary notwithstanding, in the event of a Buyer Event of Default, Seller Event of Default, or any other breach of this Agreement, the party alleging a default or breach shall give the other party written notice thereof, whereupon the party receiving said notice shall have ten (10) days after receipt of such notice to cure any monetary default and thirty (30) days after receipt of such notice to cure any non-monetary default, provided, however, such cure period shall in no event extend the applicable Closing Date by more than ten (10) days unless agreed to by the parties in writing.

     16. INDEMNIFICATION.

          (a) Except as otherwise provided in the Lease to be executed by the parties at Closing, Seller agrees to indemnify and hold Buyer free and harmless from any and all liabilities arising from or related to the Property which occurred or are alleged to have occurred prior to the Closing Date.

          (b) Except as otherwise provided in the Lease to be executed by the parties at Closing, Buyer agrees to indemnify and hold Seller free and harmless from any and all liabilities arising from or related to the Property, which occurs or are alleged to have occurred on or following the Closing Date.

     17. BUYER EXCHANGE. This Agreement is not contingent upon Buyer's ability to effectuate a tax deferred exchange; provided, however that Seller agrees to cooperate with Buyer in effecting an exchange (IRS Code 1031 tax deferred exchange) provided that: (a) Seller shall not incur any additional liability or financial obligations as a consequence of Buyer's exchange; (b) Buyer's exchange shall in no way reduce the net amount to which Seller is entitled under the terms of this Agreement; and (c) Buyer shall indemnify and hold Seller harmless from any and all liabilities, claims, losses or actions which Seller incurs or to which Seller may be exposed as a result of Seller's participation in the contemplated exchange.

     18. DESTRUCTION OF IMPROVEMENTS. If the improvements of the property are destroyed, materially damaged, or found to be materially defective as a result of such damage (collectively, "damage") prior to the Closing Date, Buyer may terminate this agreement. In the event Buyer does not elect to terminate the agreement, Buyer may elect either of the following two alternatives. First, Buyer may elect to require that the damage be repaired by Seller, prior to Close of Escrow, and if such cannot be completed prior to the scheduled Closing Date, at Buyer's election, Close of Escrow may be delayed or the repair may be completed after Close of Escrow. Under this alternative, Seller's financial obligation shall be limited to any insurance proceeds payable on account of the damage, and Buyer shall pay for any cost in excess of such sum. Second, Buyer may elect to close escrow without Seller making the repairs and receive from Seller, in addition to the Property, the sum of any insurance proceeds payable on account of the damage and a credit to the Purchase Price for the amount of any deductibles.

     19. NOTICES. All notices required or permitted hereunder shall be made and given to the parties in writing. Any such writing may be sent to the parties by mail, air express (government or private carrier), telecopier, or facsimile machine to the following address:

        If to Seller:
                             Valence Technology Nevada Inc.
                             301 Conestoga Way
                             Henderson, Nevada  89015
                             Attention:  Roger Williams, Esq.
                             Telephone:  (702) 558-1000
                             Facsimile:  (702) 558-1310

        With a copy to:
                             Hale Lane Peek Dennison and Howard
                             2300 W. Sahara Ave., 8th Floor
                             Las Vegas, Nevada  89102
                             Attention:  Lance C. Earl, Esq.
                             Telephone:  (702) 222-2500
                             Facsimile:  (702) 365-6940

        If to Buyer:
                             Mars Partners
                             2000 W. Marshall Drive
                             Grand Prairie, Texas  75051
                             Attention:  Mr. Steven Ross
                             Telephone:  (972) 337-7311
                             Facsimile: (972) 337-7600

        With a copy to:
                             Leonard A. Stern, III
                             Smith, Stern & Friedman, P.C.
                             6688 N. Central Expressway
                             Suite 550, L.B. 37
                             Dallas, Texas  75206-3938
                             Telephone:  (214) 739-0606
                             Facsimile:  (214) 739-0608

     20. AUTHORITY TO SIGN. Each of the persons signing below on behalf of Buyer or Seller, respectively, represents and warrants that Buyer or Seller, as the case may be, is duly and properly organized and authorized to transact business in the State of Nevada, and that the undersigned has been authorized on behalf of Buyer or Seller, as the case may be, to enter into and execute this Agreement on such entity's behalf.

     21. NO WAIVER. Waiver by one party of the performance of any covenant, condition or promise shall not invalidate this Agreement, nor shall it be considered to be a waiver by such party of any other covenant, condition or promise hereunder.

     22. SEVERABILITY. If for any reason, any provision of this Agreement shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of the Agreement.

     23. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Nevada.

     24. ENTIRE AGREEMENT. Any and all Exhibits and addenda attached hereto and either signed or initialed by the parties shall be deemed a part hereof. This Agreement, including Exhibits and addenda, if any, expresses the entire agreement of the parties and supersedes any and all previous agreements between the parties with regard to the Property. There are no other understandings, oral or written, which in any way alter or enlarge its terms, and there are no warranties or representations of any nature whatsoever, either expressed or implied, except as may be set forth herein. Any and all future modifications of this Agreement will be effective only if it is in writing and signed by the parties hereto. The terms and conditions of any and all addenda attached hereto and any and all future modifications of this Agreement shall supersede and replace any inconsistent provisions in this Agreement.

     25. NO ONE DEEMED DRAFTER. Buyer and Seller hereby agree that neither Buyer nor Seller shall be deemed to be the drafter of this Agreement and that in the event this Agreement is ever construed by a court of law, such court shall not construe this Agreement or any provision hereof against either Buyer nor Seller as the drafter hereof. Buyer and Seller hereby waive any and all rights to claims against the other party relating in any way to the foregoing matter.

     26. BROKER. If, and only if, as and when the transactions contemplated hereby are fully closed and funded, Seller and Buyer shall each pay half of a real estate commission in cash at Closing to Al Kingham of Tower Realty Company (whether one or more, the "Broker"), in the amount of One Hundred Thousand Dollars and 00/100ths ($100,000.00). It is expressly understood, acknowledged and agreed that the Broker's right to such commission shall vest only upon the actual consummation and funding of the Closing, and no commission shall be earned, due or owing in the event the purchase and sale transaction contemplated herein shall fail to close for any reason whatsoever including, but not limited to, the default of either Seller or Buyer. Each party hereto represents to the other that, except as set forth above with respect to the Broker, it has not authorized any broker or finder to act on its behalf in connection with the sale and purchase transaction contemplated hereby and that it has not dealt with any broker or finder purporting to act for any other party. Each party hereto agrees to save, defend, indemnify and hold harmless the other party from and against any and all liabilities, costs, damages and expenses of any kind or character arising from any claims for brokerage or finder's fees, commissions or other similar fees in connection with the transactions covered by this Agreement insofar as such claims shall be based upon alleged arrangements or agreements made by such party or on its behalf, which indemnity shall (notwithstanding anything to the contrary contained or implied elsewhere in this Agreement) expressly survive any termination or Closing of this Agreement.

     27. MANDATORY ARBITRATION. Any controversy or claim between or among the parties hereto, including but not limited to those arising out of or relating to this Agreement or any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the rules and procedures of the American Arbitration Association. Judgment upon any arbitration award may be entered in any court having jurisdiction. The arbitration hearing shall be conducted in Clark County, Nevada.

     28. ATTORNEY'S FEES. If this Agreement gives rise to any arbitration or other legal proceeding between any of the parties hereto, the prevailing party shall be entitled to recover its actual costs and expenses, including costs of arbitration, court costs and reasonable attorneys' fees, in addition to any other relief to which such party may be entitled.

     29. TIME. Time is of the essence of this Agreement and every provision thereof.

     30. COUNTERPARTS. The parties may execute this Agreement, any and all addenda attached hereto, and any and all future modifications of this Agreement in two or more counterparts which shall, in the aggregate, be signed by all the parties; each counterpart shall be deemed an original instrument as against any party who has signed it.

     31. OTHER.

          (a) LIQUIDATED DAMAGES. AS CONTEMPLATED IN SECTION 15(A), IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS PROVIDED BY THIS AGREEMENT BY REASON OF ANY DEFAULT OF BUYER, SELLER SHALL BE RELEASED FROM ITS OBLIGATION TO SELL THE PROPERTY TO BUYER, AND SHALL BE ENTITLED TO EXERCISE ITS REMEDIES HEREUNDER; PROVIDED, HOWEVER, THAT BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT IT WOULD BE IMPRACTICAL AND/OR EXTREMELY DIFFICULT TO FIX OR ESTABLISH THE ACTUAL DAMAGE SUSTAINED BY SELLER AS A RESULT OF SUCH A DEFAULT BY BUYER AND AGREE THAT THE AMOUNT OF DEPOSIT MADE BY BUYER IS A REASONABLE APPROXIMATION THEREOF AND NOT A PENALTY. ACCORDINGLY, IN THE EVENT THAT THE BUYER BREACHES THIS AGREEMENT BY DEFAULTING IN COMPLETION OF THE PURCHASE, BUYER'S DEPOSIT SHALL CONSTITUTE AND BE DEEMED TO BE THE AGREED AND LIQUIDATED DAMAGES OF SELLER AND SELLER'S SOLE AND EXCLUSIVE REMEDY. SELLER AGREES TO WAIVE ALL OTHER REMEDIES AGAINST THE BUYER WHICH SELLER MIGHT OTHERWISE HAVE IN LAW OR EQUITY BY REASON OF SUCH DEFAULT BY BUYER.


UPON DEPOSIT:  SELLER'S INITIALS /s/ RW       BUYER'S INITIALS /s/ SR
                                 --------                      --------


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




SELLER:
Valence Technology Nevada, Inc.,
a Nevada corporation


By:  /s/ Roger A. Williams
     -------------------------------------
Its: Vice President


BUYER:
Mars Partners,
a Texas limited partnership


By: /s/ Steven G. Ross
    ---------------------------------------
    Steven G. Ross, General Partner


ESCROW HOLDER:

First American Title Company of Nevada

By:  ________________________________________
Its: ________________________________________



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